Exhibit 99.3

Appliance Recycling Centers of America Inc. Announces Major Strategic Shift, Repositioning and Name Change

Company Broadens its Focus on Developing New Solutions to the Devastating Opioid Epidemic

Las Vegas, Nevada (September 5, 2019) – Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI), announced that it is changing its name and broadening its business perspectives to include developing new and highly innovative solutions for ending the opioid epidemic. From digital technologies to educational advocacy to revolutionary painkilling drugs that address a multibillion dollar a year market, the company intends to champion new initiatives to combat the opioid crisis, which claims tens of thousands of lives each year.

The company’s new name will be JanOne Inc., a name strategically chosen to express the start of a “new day” in the fight against the opioid epidemic. January First is the first day of a New Year—a day of optimism, resolution, and hope. JanOne affirms the company’s new strategic commitment to fresh thinking and innovative means to assist in ending the worst drug crisis in our nation’s history.

Along with the new focus and name will come a new Nasdaq ticker symbol NASDAQ:JAN, a new CUSIP number, and a new web address – JanOne.com. The company expects that the name, symbol, CUSIP and web changes will become effective within the next 10 days. The company will continue to operate its legacy businesses—ARCA and GeoTraq—under their current brand names.

“Opioid addiction and death by overdose represent one of the gravest health and policy issues of our time,” said Tony Isaac, the company’s CEO. “We decided to broaden our vision to find actionable solutions to the epidemic, as we continue to diversify our strategic initiatives. This broadening is intended to create new sources of value and growth for our family of companies and for JanOne as a whole. The global market for painkillers, for example, has reached billions of dollars, representing an opportunity for safe, alternatives to opioids, while relieving pain and saving lives.”

The new JanOne is guided by the principle that the right combination of technology, education, and innovative pharmaceuticals can produce a breakthrough in the fight against the overuse and misuse of opioids. The company intends to capitalize on the tremendous business potential to become a leader in applying private-sector resources toward innovative solutions to the crisis.

“Renaming the company and creating a broadened business perspective is expected to add stockholder value and offer new business partnerships and unique opportunities for continued growth,” said Isaac. “We intend for JanOne to evolve with new partners and initiatives, as well as to expand into a network of healthcare experts focused on this deadly epidemic.”

Under the JanOne umbrella of companies, ARCA will continue to operate its historical appliance recycling business, and GeoTraq will continue to develop and expand its asset tracking and remote monitoring business that employs Mobile IoT modules with global connectivity.

About ARCA

ARCA and subsidiaries are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through GeoTraq, ARCA is engaged in the development, design and ultimately, ARCA expects, the sale of Mobile IoT modules.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements with respect to the company’s ability to combat the opioid epidemic and the company’s ability to develop solutions for ending the opioid epidemic, and the timing of the company’s name change. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with the general economic conditions, competition in the retain and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA's periodic reports filed with the Securities and Exchange Commission (the “SEC”). Other risks may be detailed from time to time in reports to be filed with the SEC.

Contact:
Laura Berendts
Director of Marketing
ARCA Recycling, Inc.
Tel: 952-930-9000
Email: lberendts@arcainc.com